EXHIBIT 10.7

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(B)(4) and 230.406

EXCLUSIVE LICENSE AGREEMENT

between

Biohaven Pharmaceutical Holding Co. Ltd

and

RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY

Concerning Rutgers Case Number:  Numerous dockets concerning methods of treating cancer

Docket Number (s):  [* * *]

Primary Inventor (s):                               Drs Chen, Goydos, Khan

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	GRANT	3

3.	SUBLICENSES	3

4.	LICENSE ISSUE FEE, MILESTONE AND OTHER PAYMENTS AND EQUITY	4

5.	RUNNING ROYALTIES	5

6.	PATENT PROSECUTHON AND MAINTENANCE	7

7.	DILIGENCE	9

8.	PROGRESS AND PAYMENT REPORTS	9

9.	BOOKS AND RECORDS	10

10.	TERM OF THE AGREEMENT	11

11.	TERMINATION FOR CAUSE BY EITHER PARTY	12

12.	VOLUNTARY TERMINATION BY LICENSEE	12

13.	DISPOSITION OF LICENSED PRODUCTS AND INFORMATION ON HAND UPON TERMINATION OR EXPIRATION	12

14.	USE OF NAMES AND TRADEMARKS	13

15.	LIMITED WARRANTY AND DISCLAIMERS AND LICENSEE REPRESENTATIONS	13

16.	INFRINGEMENT AND PATENT MARKING	14

17.	INDEMNIFICATION AND INSURANCE	14

18.	NOTICES	15

19.	ASSIGNABILITY	16

20.	LATE PAYMENTS	16

21.	WAIVER	16

22.	GOVERNING LAWS AND DISPUTE RESOLUTION	16

23.	FOREIGN GOVERNMENT APPROVAL OR REGISTRATION	17

24.	EXPORT CONTROL LAWS	17

25.	CONFIDENTIALITY	17

26.	MISCELLANEOUS	17

27.	INFRINGEMENT UNDER DRUG PRICE COMPETITION ACT	18

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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EXCLUSIVE LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made and is effective as of June 15, 2016, (the “Effective Date”) between Rutgers, The State University of New Jersey, having its statewide Office of Research Commercialization at 33 Knightsbridge Road, Piscataway, NJ 08854, (hereinafter “Rutgers”), and Biohaven Pharmaceutical Holding Co. Ltd, a corporation having a principal place of business at an address of c/o Maples Corporate Services (BVI) Limited, P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands (hereinafter “Licensee”, and together with Rutgers the “Parties”, and each individually a “Party”).

RECITALS

WHEREAS, Certain invention(s) disclosed under Rutgers Docket Nos. [* * *], generally characterized as or related to “Methods and compositions for treating cancer”, hereinafter the “Invention”, that were made or discovered in the course of research at Rutgers by the following employees and/or students: Drs Chen, Goydos and Khan (hereinafter, the “Inventor(s)”); and

WHEREAS, Licensee wishes to obtain certain rights from Rutgers for the commercial development, manufacture, use, and sale of the Invention, and Rutgers is willing to grant such rights on the terms and conditions set forth in this Agreement; and

WHEREAS, Rutgers wants the Invention to be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public; and

WHEREAS, Licensee represents that it possesses the relevant experience, resources, and desire to vigorously and diligently commercialize the Invention in the Territory.

NOW THEREFORE, the Parties agree as follows:

1.  DEFINITIONS

1.1                               “Affiliate” means, with respect to Licensee, any Entity (defined below) that controls, is controlled by, or is under common control with Licensee. The term “control” means possession, direct or otherwise, of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by contract or otherwise.

1.2                               “Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal enterprise.

1.3                               “Confidential Information” means (i) all data, information, and/or tangible material, developments, discoveries, trade secrets and physical objects owned or controlled by Rutgers, that is acquired by Licensee, its Affiliates or its sublicensees directly or indirectly from or through Rutgers, its units, its employees, the Inventor(s), or its consultants, relating to the Invention, Licensed Products, or this Agreement to the extent identified as confidential or proprietary at the time delivered to Licensee, (ii) all Rutgers Technology, and (iii) all patent prosecution documents related to the Invention.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.4                               “Fair Market Value” means the cash consideration that would have been received by Licensee, an Affiliate or sublicensee from an unaffiliated and unrelated buyer in an arm’s length sale of a substantially equivalent Licensed Product.

1.5                               “First Commercial Sale” means the first sale of any Licensed Product hereunder to a non-affiliated third party in exchange for cash or some equivalent to which a value can be assigned.

1.6                               “Licensed Field” means therapy for the treatment of a condition or disease covered by a valid claim of the licensed intellectual property.

1.7                               “Licensed Product(s)” means any material, compound, product, or kit, or any service, process, or procedure that either (i) is covered in whole or in part by at least one Valid Claim within Rutgers Patent Rights or (ii) is discovered, developed, made, sold, registered, or practiced using Rutgers Technology.

1.8                               “Net Sales” means the total of the gross consideration charged for Licensed Products made, used, leased, transferred, distributed, sold, or otherwise disposed of by Licensee, its Affiliates, and its sublicensees, less the sum of the following actual and customary deductions (net of rebates or allowances of such deductions received) included on the invoice and actually paid: [* * *]. In the event Licensee or any of its Affiliates or sublicensees makes a sale or transfer of a Licensed Product to a third party (i) for other than cash or (ii) where there are sales or transfers of Licensed Products as well as other products and/or services to the third party, such sales or transfers shall be considered a sale to be calculated at Fair Market Value for accounting and royalty purposes. Furthermore if Licensee, its Affiliates or sublicensees use Licensed Product for a commercial purpose with no expectation of subsequent royalty bearing transfer of such Licensed Product to an unaffiliated third party, such commercial use shall be considered a sale to be calculated at a Fair Market Value for royalty and accounting purposes.

A Licensed Product shall be deemed sold at the earliest date of billing, invoicing, shipping, or receipt of payment.

1.9                               “Running Royalties” is defined in Section 5.1 of this Agreement.

1.10                        “Rutgers Patent Rights” means (i) all patent applications and issued patents listed in Exhibit A, (ii) all foreign patent application filings selected by Licensee and (iii) any and all patent(s) issuing thereon corresponding to all of the foregoing that are owned by Rutgers, including any reissues, extensions (including governmental equivalents thereto), substitutions, and continuations, but excluding continuations-in-part.

1.11                        “Rutgers Technology” means all information, know-how, trade secrets, intellectual property and physical objects to the extent reasonably necessary or useful to practice the Invention in the Licensed Field, (i) owned by Rutgers, (ii) which Rutgers has the right to disclose and license to third parties without incurring obligations, (iii) and which was created and/or discovered by one or more of the Inventors or under the direction of one or more of the Inventors prior to the Effective Date of this Agreement.

1.12                        “Territory” means worldwide.

1.13                        “Valid Claim” means (i) a claim of an issued and unexpired patent included within Rutgers Patent Rights that has not been held permanently revoked, invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal; or (ii) a claim of a pending patent application within the Patent Rights that was filed in good faith, has been pending no more than [* * *] years from the earliest priority date, and which has not been

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

abandoned or finally disallowed without the possibility of appeal or refiling of such application. If a claim that is not a Valid Claim later issues, it then becomes a Valid Claim.

2.  GRANT

2.1                               Subject to the limitations set forth in this Agreement, Rutgers hereby grants to Licensee an exclusive license under the Rutgers Patent Rights and a non-exclusive license to use the Rutgers Technology in the Licensed Field to make, have made, use, import, put into use, distribute, sell and have sold Licensed Products in the Territory during the term of this Agreement. Licensee may delegate performance of duties and obligations under this Agreement to its Affiliates, but Licensee shall at all times have primary responsibility and liability for the performance of all Licensee duties and obligations arising under this Agreement, whether or not so delegated.

2.2                               Should Licensee, an Affiliate or sublicensee bring an action seeking to invalidate any of the Rutgers Patent Rights during the term of this Agreement, Licensee shall reimburse Rutgers for [* * *] percent ([* * *]%) of Rutgers out-of-pocket legal and related costs and expenses to defend such action. All payments shall be made to Rutgers within [* * *] days of submission of each third party invoice to Licensee. Furthermore, (i) neither Licensee or its Affiliates shall have any right to recoup any Running Royalties or other payments paid before or payable during the pendency of the aforementioned action with respect to any payments due to Rutgers under the terms of this Agreement, (ii) any dispute initiated by Licensee or an Affiliate regarding the validity of any Rutgers Patent Rights shall be litigated in the courts located in Newark, New Jersey, and the Parties agree not to challenge personal jurisdiction in that forum, and (iii) Licensee shall pay all such Running Royalties and other payments to Rutgers in a timely manner during the pendency of the action.

2.3                               If the Invention was funded by the U.S. Government, the license granted hereunder shall be subject to the overriding obligations to the U.S. Government set forth in 35 U.S.C. §§200-212 and any future amendments thereto, applicable governmental implementing regulations, as well as any other applicable governmental restrictions, including, without limitation (i) to the obligation to manufacture Licensed Product in the U.S. intended for consumption in the U.S. unless a waiver is obtained, and (ii) the royalty-free non-exclusive license thereunder to which the U.S. Government is entitled.

2.4                               Rutgers expressly reserves the right (i) to use by itself or with third party collaborators the Invention and associated intellectual property rights exclusively licensed hereunder, provided that such use is for educational, non-commercial research or other non-commercial purposes (ii) and to publish the results thereof. Nothing in this Agreement shall be interpreted to limit in any way the right of Rutgers and its faculty or employees to practice and use such Invention and practice the Rutgers Patent Rights for any purpose outside the Licensed Field or to license or permit such use outside the Licensed Field by third parties.

2.5                               All rights not specifically granted herein are reserved to Rutgers. Except as expressly provided under this Article 2, no right or license is granted (expressly or by implication or estoppel) by Rutgers to Licensee, its Affiliates or sublicensees under any tangible or intellectual property, materials, patent, patent application, trademark, copyright, trade secret, know-how, technical information, data or other proprietary right.

3.  SUBLICENSES

3.1                               Rutgers grants to Licensee the right to grant sublicenses to third parties under any or all of the licenses granted in Article 2, provided Licensee has current exclusive rights thereto under this Agreement at the time it exercises a right of sublicense. To the extent applicable, such sublicense shall include all of the rights of and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

obligations due to Rutgers (and to the U.S. Government) that are contained in this Agreement. In addition, any sublicense must include the following provisions which will be effective in the event a sublicensee brings an action seeking to invalidate any Rutgers Patent Rights: (i) sublicensee will have no right to recoup any Running Royalties or other payments paid before or payable during the pendency of the aforementioned action, (ii) any dispute regarding the validity of any Rutgers Patent Rights shall be litigated in the courts located in Newark, New Jersey, and sublicensee agrees not to challenge personal jurisdiction in that forum, and (iii) sublicensee shall pay all such Running Royalties or other payments in a timely manner to Licensee during the pendency of the action.

3.2                               In each such sublicense, the sublicensee shall be prohibited from further sublicensing without the prior written consent of Rutgers, which consent shall not be unreasonably withheld, and shall further be subject to the applicable terms and conditions of the license granted to Licensee under this Agreement.

3.3                               Licensee shall provide Rutgers with a copy of each sublicense at least seven (7) business days prior to execution for review by Rutgers, but Rutgers receipt and review of such document shall not constitute an approval of such sublicense or a waiver of any of Rutgers rights or Licensee’s obligations hereunder. Licensee shall thereafter collect and guarantee payment of all Running Royalties and other obligations and consideration due Rutgers relating to the sublicenses and deliver all reports due Rutgers relating to the sublicenses.

3.4                               Licensee shall forward to Rutgers, within thirty (30) days of execution, a complete and accurate copy of each sublicense granted hereunder. Rutgers receipt of such sublicense shall not constitute an approval of such sublicense or a waiver of any of Rutgers rights or Licensee’s obligations hereunder. The legally controlling language of any sublicense shall be English.

3.5                               Upon termination of this Agreement for any reason, Rutgers, at its sole discretion, shall determine whether any or all sublicenses shall be terminated, canceled, or assigned to Rutgers.

3.6                               Notwithstanding any such sublicense, Licensee shall remain liable to Rutgers for all of Licensee’s duties and obligations contained in this Agreement, and any act or omission of a sublicensee that would be a breach of this Agreement if performed by Licensee shall be deemed to be a breach by Licensee of this Agreement.

4.  LICENSE ISSUE FEE, MILESTONE AND OTHER PAYMENTS AND EQUITY

4.1                               Licensee does not have a license issue fee.

4.2                               Licensee agrees to pay to Rutgers a license maintenance fee of five thousand dollars ($5,000), with the initial payment due on the [* * *] anniversary of the Effective Date, [* * *] dollars ($[* * *]) due on the [* * *] anniversary of the Effective Date, [* * *] dollars ($[* * *]) due on the [* * *] anniversary of the Effective Date, [* * *] dollars ($[* * *]) due on the [* * *] anniversary of the Effective Date, and [* * *] dollars ($[* * *]) due annually on each anniversary date thereafter until the date of the First Commercial Sale. The license maintenance fee shall cease after the instatement of the Minimum Annual Royalty (“MAR”) obligation pursuant to Section 5.4. (i.e., Licensee will not pay both a license maintenance fee and a MAR in the same year.)

4.3                               Licensee shall pay to Rutgers milestone payment fees in accordance with the following schedule, and within [* * *] days of the Milestone Event:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Milestone Event	Amount
[* * *]	$	[* * *]
[* * *]	$	[* * *]

Milestone payment fees are non-refundable nor creditable against any other payments due Rutgers hereunder.

4.4                               Licensee shall pay to Rutgers [* * *] percent ([* * *]%) of all non-Running Royalty consideration received by Licensee from sublicensing or transferring the rights licensed to Licensee hereunder if the sublicense or transfer occurs [* * *], [* * *] ([* * *]%) of all non-Running Royalty considerations received by Licensee from sublicenses in consideration for the sublicensing of Patent Rights to sublicensees by Licensee (including options to sublicense and like rights) if the sublicense is entered into [* * *], and [* * *] ([* * *]%) of all non-Running Royalty considerations received by Licensee from sublicenses in consideration for the sublicensing of Patent Rights to sublicensees by Licensee (including options to sublicense and like rights) if the sublicense is entered into [* * *]. If such consideration is received in other-than cash, Rutgers share shall be converted to the fair cash market value of the non-cash consideration at the time of receipt by Licensee as that value is mutually agreed upon by the Parties. In the event the Parties cannot agree on fair market value, that value shall be determined by a reputable appraisal service.

4.5                               In the event that more than [* * *] percent ([* * *]%) of Licensee’s shares existing at the Effective Date of this Agreement, or substantially all of its assets, are sold or transferred to a Third Party prior to initiation of a Phase III clinical trial, and such sale or transfer results in a full liquidation of Licensee, Licensee will pay Rutgers upon closing of such transaction a “change of control” fee equal to [* * *] percent ([* * *]%) of the total value of the above transaction but not less than [* * *] dollars ($[* * *]). For purposes of avoiding ambiguity, Licensee’s Sublicense of its rights and obligations hereunder shall not be considered change of control.

5.  RUNNING ROYALTIES

5.1                               Licensee shall pay to Rutgers a running royalty of [* * *]% of Net Sales for the cumulative Net Sales less than [* * *] dollars ($[* * *]), [* * *]% of Net Sales for the cumulative Net Sales between $[* * *]-$[* * *] and [* * *]% over $[* * *] of Net Sales (hereinafter the “Running Royalties”) during the term of this Agreement. Sales or other transfers among Licensee, its Affiliates and sublicensees which would otherwise be subject to payment of Running Royalties under this Agreement shall be disregarded for purposes of computing Running Royalties, to the extent that Licensed Products subject to such sale or transfer are subsequently sold or transferred to a third party where a payment of Running Royalties by such third party with respect to such sale or transfer will be required. The Parties acknowledge that the foregoing percentage rate of Running Royalties rate reflects a blending of royalty rates for the grant of license rights to both the Rutgers Patent Rights and the Rutgers Technology and takes into consideration that certain Net Sales of Licensed Products may not involve the practice of the Rutgers Patent Rights, but only the use of Rutgers Technology.

5.2                               Licensee agrees that it shall not solicit or accept any consideration for the sale of any Licensed Product except as will be accurately reflected in Net Sales. Furthermore, Licensee agrees that it shall not enter into any transaction with an Affiliate that would circumvent its monetary or other obligations under this Agreement.

5.3                               Running Royalties payable to Rutgers shall be paid quarterly within [* * *] days of the end of each quarter of any given year, i.e., March 31, June 30, September 30, and December 31. Each such payment will be for unpaid Running Royalties that accrued within Licensee’s most recently completed calendar quarter plus any other unpaid Running Royalties due but not previously paid for any reason.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.4                               Licensee shall pay to Rutgers a Minimum Annual Royalty (“MAR”) payment equal to the amount set forth on the following schedule:

Year of Commercial Sale	Minimum Annual Royalty
Year 1(Date of First Commercial Sale to December 31 of the calendar year)	$	[* * *]
Year 2,3, (January 1 to December 31 of the 2nd 3rd calendar year)	$	[* * *]
Year 4 and annually thereafter (January 1 to December 31 of the 4th calendar year)	$	[* * *]

The MAR payment shall start accruing beginning with the date of the First Commercial Sale of a Licensed Product. The MAR payment shall be payable to Rutgers by each January 31 of each year following the calendar year for which the MAR is due, and shall be credited against the earned Running Royalties owed for the applicable calendar year. As the First Commercial Sale of a Licensed Product may occur at any point during the calendar year, the first year MAR due may accordingly be pro-rated by the fractional number of full months remaining in that calendar year after the First Commercial Sale of a Licensed Product.

In the event the maintenance fee was paid during a calendar year prior to first Commercial Sales, the amount of the paid maintenance fee shall be credited against the MAR owed for that year. Any remaining balance would be credited towards the following year’s MAR.

For the purpose of clarity: the pro-rated MAR shall be calculated by multiplying the number of months remaining in the calendar year by the MAR monthly value.

As an example only:

•                  [* * *]

•                  [* * *]

•                  [* * *]

5.5                               All amounts due to Rutgers shall be payable in U.S. dollars. When Licensed Products are sold for monies other than U.S. dollars, the Running Royalties will first be determined in the foreign currency of the country in which such Licensed Products were sold and then converted into equivalent U.S. dollars. The exchange rate for all payments due to Rutgers will be the U.S. dollar buying rate quoted in the Wall Street Journal on the last day of the reporting period.

5.6                               Licensee shall be responsible for any and all taxes, fees, or other charges imposed by the government of any country outside the U.S. on any remittance due to Rutgers incurred in any such country. Licensee shall also be responsible for all bank transfer charges.

5.7                               If at any time legal restrictions prevent the acquisition or prompt remittance of U.S. dollars by Licensee with respect to any country where a Licensed Product is sold, Licensee shall pay Running Royalties due to Rutgers from Licensee’s other sources of U.S. dollars.

5.8                               Net Sales of any Licensed Product shall not be subject to more than one assessment of the scheduled Running Royalties, and such assessment shall be that which yields the highest royalty payment to Rutgers.

5.9                               In the event that any patent or any claim thereof included within the Rutgers Patent Rights shall be held invalid in a final decision by a court of competent jurisdiction and last resort in any country and from which no appeal has or can be taken, all obligation to pay Running Royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision with respect to such

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

country. Licensee shall not, however, be relieved from paying any Running Royalties that accrued before such decision or that are based on another patent or claim not involved in such decision or that are based on Rutgers Technology.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.  PATENT PROSECUTHON AND MAINTENANCE

6.1                               As of the License Effective Date, unless otherwise agreed in writing, Licensee shall assume responsibility to diligently prosecute and maintain the patent applications and patents included in the Rutgers Patent Rights using patent counsel now appointed unless otherwise agreed upon by the Parties. Such counsel shall take instructions from Licensee on matters relating to the prosecution and maintenance of such patent applications and patents within Rutgers Patent Rights. Rutgers shall remain the client of record for such patent counsel. Rutgers and Licensee agree to have the Client and Billing Agreement attached hereto as Exhibit C of the Agreement fully executed by the appropriate parties upon the execution of this Amendment. Licensee shall keep Rutgers fully informed and appraised of the continuing prosecution and maintenance of all patent applications and patents within Rutgers Patent Rights and all matters related thereto in a timely manner. Licensee and Rutgers agree to keep confidential all documentation relating to the prosecution and maintenance of the Rutgers Patent Rights. Licensee shall supply Rutgers with a copy of all patent filings and provide Rutgers with a reasonable opportunity to comment and advise on all communications received from and all submissions to any government patent office with respect to any patent application or patent within Rutgers Patent Rights and Licensee will give all due consideration to such comments and advice received from Rutgers.

6.2                               Licensee shall amend any patent application within Rutgers Patent Rights to include claims reasonably requested by Rutgers.

6.3                               As of the License Effective Date, all costs of preparing, filing, prosecuting, defending and maintaining all U.S. patent applications and/or patents within Rutgers Patent Rights, including, but not limited to, declaratory judgments, interferences, oppositions, reexaminations, reissues, as well as all corresponding foreign patent applications and patents covered by Rutgers Patent Rights in the Territory and included in the Rutgers Patent Rights during the term of the Agreement shall be borne by Licensee. Furthermore, Licensee agrees to reimburse Rutgers for all past patent-related costs estimated to be seventy one thousand eight hundred fifty five dollars ($71,855) which shall be due within thirty (30) days of the Effective Date.

6.4                               Licensee shall, file, prosecute, and maintain all patent applications and patents covered by Rutgers Patent Rights in the U.S. and foreign countries of the Territory so as to fully protect the Rutgers Patent Rights. Subject to Section 6.5, Licensee consents to and accepts the filing of all PCT and foreign patent applications that have already been filed as of the Effective Date. Licensee shall notify Rutgers at least three (3) months before foreign filings are due based on the filing of the corresponding U.S. application of its decision as to which foreign patents, if any, it elects to file. This notice shall be in writing and shall identify the countries selected for filing. The absence of such a notice from Licensee shall be considered by Rutgers to be an election not to request the applicable foreign rights. Licensee shall so notify Rutgers immediately upon making the decision not to file or to continue the prosecution or maintenance of any patent application or patent within Rutgers Patent Rights so that Rutgers has the opportunity to continue prosecution or maintenance of such patent application or patent within Rutgers Patent Rights at Rutgers cost and expense.

6.5                               Licensee’s obligation to underwrite and to pay patent costs shall continue for so long as this Agreement remains in effect, provided, however, that Licensee may terminate its obligations with respect to any given patent application or patent, including terminating its obligations on a country-by-country basis, upon three (3) months prior written notice to Rutgers. Licensee shall continue to pay all patent costs during the three (3) month notice period. Commencing on the effective date of such notice, Rutgers may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense, and Licensee shall have no further right or licenses thereunder. Licensee shall promptly provide Rutgers with all documents and files in its possession which would be reasonably necessary to allow Rutgers to continue prosecution and/or maintenance of such application(s) or patent(s).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.6                               Rutgers shall have the right to file patent applications and maintain patents at its own expense in any country or countries in which Licensee has not elected to secure patent rights or has terminated its patent obligations, and such applications and patents shall not be subject to this Agreement and may be freely licensed by Rutgers to third parties.

6.7                               The failure of Licensee to timely perform all activities relating to the filing, prosecution and maintenance of patent applications and patents under the Rutgers Patent Rights, unless curable, and the timely payment of invoices to the patent counsel of record shall be considered a material breach of this Agreement.

6.8                               Rutgers shall cooperate with Licensee in applying for an extension of the term of any patent included within Rutgers Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 as amended. Licensee shall prepare all such documents, and Rutgers agrees to execute such documents and to take such additional action as Licensee may reasonably request in connections therewith at no out-of-pocket expense.

7.  DILIGENCE

7.1                               License shall use its best efforts to develop and obtain any required governmental approvals required to test, register, manufacture, market and sell Licensed Products in all countries of the Territory in the Licensed Field within a reasonable time after the Effective Date and in quantities sufficient to meet market demand.

7.2                               Licensee shall be entitled to exercise prudent and reasonable business judgment in meeting its diligence obligations stipulated in this Agreement.

7.3                               In addition to the general diligence requirements set forth herein, Licensee shall complete the following diligence milestones within the time specified for each milestone:

Milestone	Completion Date
[* * *]	[* * *]
[* * *]	[* * *]

[* * *]	[* * *]

[* * *]	[* * *]

7.4                               Licensee shall provide its written business plan or a development plan if an existing company, for commercialization of Licensed Products to Rutgers no later than [* * *] days after the Effective Date. The plan shall include, without limitation, a detailed explanation of specific actions to be taken by Licensee in order to meet the diligence milestones included herein as well as such other items as may be reasonably requested by Rutgers.

8.  PROGRESS AND PAYMENT REPORTS

8.1                               Beginning [* * *] months after the Effective Date, and annually thereafter, Licensee shall submit to Rutgers a progress report covering Licensee’s activities related to the research, development, marketing introduction and testing of all Licensed Products and the obtaining of governmental approvals necessary for

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

marketing, where applicable. These progress reports shall be made for each Licensed Product in each applicable country of the Territory.

8.2                               The progress reports submitted shall include sufficient information to enable Rutgers to determine Licensee’s progress in fulfilling its obligations under all pertinent Articles or Sections of this Agreement. A progress report form is provided in Exhibit D for convenience of Licensee.

8.3                               Licensee shall have a continuing responsibility to keep Rutgers informed of the large/small entity status (as defined by the U.S. Patent and Trademark Office) of itself and its sublicensees.

8.4                               Licensee shall report to Rutgers the date of First Commercial Sale of each Licensed Product in each country within [* * *] days of such First Commercial Sale.

8.5                               After the First Commercial Sale of a Licensed Product anywhere in the world, Licensee will make annual Running Royalties reports to Rutgers on or before each February 28, of each year concurrently with Running Royalties payments due on the same date. Each such Running Royalties report will cover Licensee’s most recently completed calendar year and will show (i) unit sales, gross sales and Net Sales of each type of Licensed Product sold by Licensee, its Affiliates and sublicenses listed by country on which Running Royalties have not been paid, including a clear indication of how Net Sales were calculated; (ii) the Running Royalties payable hereunder, including a breakdown, where more than one patent is licensed hereunder, of how Running Royalties income is allocated among the patents; (iii) the method used to calculate the Running Royalties; (iv) the exchange rates used, if any; and (v) any other information relating to the foregoing reasonably requested by Rutgers. Any late payments are subject to interest charges described herein.

8.6                               If no sales of Licensed Products have been made during any reporting period, a written statement to this effect shall be made by Licensee.

8.7                               With each Running Royalties report, Licensee shall also include a written statement setting forth any additional payment or other consideration due to Rutgers during the applicable calendar quarter pursuant to the terms of this Agreement and setting forth in reasonable detail the basis for the payment and the manner in which the payment was calculated.

8.8                               Licensee acknowledges that Rutgers considers the reports required as well as the timely delivery thereof to Rutgers to be of material value and importance to Rutgers, and in the event of a termination of the Agreement, Licensee will provide Rutgers with a final progress report within [* * *] days of the termination date.

9.  BOOKS AND RECORDS

9.1                               Licensee shall keep and cause its Affiliates and sublicensees to keep books and records in accordance with generally accepted accounting principles, consistently and accurately showing all transactions and information relating to this Agreement. Such books and records shall be preserved for at least [* * *] years from the date of the entry to which they pertain and shall be open to inspection by representatives or agents of Rutgers at reasonable times.

9.2                               The fees and expenses of Rutgers’ representatives performing such an examination shall be borne by Rutgers. However, if an error in any payment of more than [* * *] percent ([* * *]%) of such payment due is discovered, or if as a result of the examination it is determined that Licensee is in material breach of any of its

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

obligations under this Agreement, then the fees and expenses of these representatives shall be borne by Licensee, and Licensee shall promptly reimburse Rutgers for reasonably documented audit expenses as well as all overdue payment and interest charges.

10.  TERM OF THE AGREEMENT

10.1                        Unless otherwise terminated by operation of law or by acts of the Parties in accordance with the provisions of this Agreement, this Agreement shall be in force from the Effective Date and shall remain in effect in each country of the Territory until the expiration of the last-to-expire patent licensed under this Agreement in such country or ten (10) years from the date of First Commercial Sale of a Licensed Product in such country, whichever is later.

10.2                        Any termination or expiration of this Agreement shall not affect the rights and obligations set forth in the following Articles and/or Sections:

Article 5-	RUNNING ROYALTIES (with the exception of Section 5.4 Minimum Annual (Running) Royalties payments)
Article 9-	BOOKS AND RECORDS
Article 11-	TERMINATION FOR CAUSE BY EITHER PARTY
Article 12-	VOLUNTARYTERMINATION BY LICENSEE
Article 13-	DISPOSITION OF LICENSED PRODUCTS AND INFORMATION ON HAND UPON TERMINATION OR EXPIRATION
Article 14-	USE OF NAMES AND TRADEMARKS
Article 15-	LIMITED WARRANTY, DISCLAIMERS AND LICENSEE REPRESENTATIONS
Article 17-	INDEMNIFICATION AND INSURANCE
Article 18-	NOTICES
Article 20	LATE PAYMENTS
Article 22-	GOVERNING LAW AND DISPUTE RESOLUTION
Article 25-	CONFIDENTIALITY
Section 2.2-	(Licensee effort to invalidate patent)
Section 3.5-	(survival of sublicense after Agreement termination)
Section 3.6-	(liability of Licensee for sublicensee breaches)
Section 8.5-	(quarterly royalty reports)
Section 8.7-	(report of other consideration due Rutgers)
Section 8.8-	(final progress report after Agreement termination)
Section 10.2-	(surviving Agreement provisions)
Section 10.3-	(no rescinding of actions or release of liability upon Agreement termination)
Section 16.6-	(compliance with patent marking laws)
Section 26.6-	(reformation of invalid Agreement provisions)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.3                        Any termination or expiration under this Agreement shall not relieve either Party of any obligation or liability accrued hereunder prior to such termination or expiration or impair any accrued rights of either Party. In addition, any termination or expiration shall not rescind anything done by Licensee or any payments made to Rutgers hereunder prior to the time such termination or expiration becomes effective or affect in any manner any Rights of Rutgers arising prior to such termination or expiration.

11.  TERMINATION FOR CAUSE BY EITHER PARTY

11.1                        If one Party should breach or fail to perform any provision of this Agreement, then the other Party may give written notice of such default (Notice of Default) to the breaching Party. If the breaching Party should fail to cure such default within [* * *] days of notice thereof, the non-breaching Party shall have the right to terminate this Agreement and the licenses herein by a second written notice (“Notice of Termination”) to the breaching Party unless there is a good faith dispute about whether the other Party is in default. If a Notice of Termination is sent to breaching Party, this Agreement shall automatically terminate on the effective date of such notice. By way of illustration but not limitation, terminable breaches shall include the following: (i) failure to make any payment when due, (ii) breaches of any warranties, (iii) breaches of confidentiality obligations, (iv) breach of diligence obligations, and (v) failure to provide reports in an accurate and timely manner.

12.  VOLUNTARY TERMINATION BY LICENSEE

12.1                        Licensee shall have the right at any time to terminate this Agreement in its entirety by giving [* * *] days advance notice thereof in writing to Rutgers. If such termination is within the first [* * *] years of this Agreement, Licensee shall pay Rutgers an early termination fee of [* * *] dollars ($[* * *]).

13.  DISPOSITION OF LICENSED PRODUCTS AND INFORMATION ON HAND UPON TERMINATION OR EXPIRATION

13.1                        Upon termination of this Agreement by either Party (i) Licensee shall have the privilege of disposing of all previously made or partially made Licensed Products (Licensee may complete partially made Licensed Products) within a period of [* * *] days after the initial Notice of Termination given pursuant to paragraph 11.1 or 12.1 hereunder, provided, however, that the disposition of such Licensed Products shall be subject to the terms of this Agreement including, but not limited to, the payment of Running Royalties at the rate and at the time provided herein and the rendering of reports thereon, and (ii) Licensee shall promptly return, and shall cause its Affiliates and sublicensees to return, to Rutgers all property belonging to Rutgers including without limitation Rutgers Technology, if any, that has been provided to Licensee or its Affiliates or sublicensees hereunder, and all copies and facsimiles thereof and derivatives therefrom (except that Licensee may retain one copy of written material for record purposes only, provided such material is not used by Licensee for any other purpose and is not disclosed to others). Upon termination by either Party of this Agreement, Licensee agrees, at the request of Rutgers, to negotiate in good faith and on commercially reasonable terms a grant of license rights in the Licensed Field, with right of sublicense, to Rutgers or Rutgers designee of all information, know-how, trade secrets, patents and invention, relating to License Products, including without limitation, any changes or additions to Licensed Products or new methods for making or new uses for Licensed Products, to the extent that any of the foregoing are owned or controlled by Licensee or its Affiliates.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.  USE OF NAMES AND TRADEMARKS

14.1                        Nothing contained in this Agreement shall be construed as granting any right to Licensee, its Affiliates or sublicensees to use in advertising, publicity, or other promotional activities or otherwise any name, trade name, trademark, or other designation of Rutgers or any of its units (including contraction, abbreviation or adaption of any of the foregoing). Unless required by law or consented to in advance in writing by Rutgers, the use by Licensee of the name, “Rutgers, The State University of New Jersey” or any campus or unit of Rutgers is expressly prohibited.

15.  LIMITED WARRANTY AND DISCLAIMERS AND LICENSEE REPRESENTATIONS

15.1                        Rutgers warrants to Licensee that it has the lawful right to grant this license.

15.2                        This license and the associated Invention, Patent Rights and Rutgers Technology are provided “AS IS” and, except as provided in Section 15.1 herein, WITHOUT WARRANTY OF PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND WITHOUT ANY OTHER WARRANTY WHETHER EXPRESS OR IMPLIED. RUTGERS MAKES NO REPRESENTATION AND DISCLAIMS ANY WARRANTY, WHETHER EXPRESS OR IMPLIED, THAT THE LICENSED PRODUCTS OR ANY OTHER USE OF THE RUTGERS PATENT RIGHTS AND/OR RUTGERS TECHNOLOGY WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

15.3                        IN NO EVENT SHALL RUTGERS BE LIABLE FOR ANY INCIDENTAL, DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, RESULTING FROM EXERCISE OF THIS LICENSE BY OR ON BEHALF OF LICENSEE, ITS AFFILIATES OR SUBLICENSEES OR MANUFACTURE, SALE, OR USE OF THE INVENTION, LICENSED PRODUCTS, RUTGERS PATENT RIGHTS OR RUTGERS TECHNOLOGY LICENSED HEREUNDER.

15.4                        Nothing in this Agreement shall be construed as:

15.4.1              a warranty or representation by Rutgers as to the validity or scope of any Rutgers Patent Rights; or

15.4.2              a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents or other intellectual property rights; or

15.4.3              an obligation to bring or prosecute actions or suits against third parties except as provided in Article 16 herein; or

15.4.4              conferring by implication, estoppel or otherwise any license or rights under any patents or other intellectual property of Rutgers other than Rutgers Patent Rights and Rutgers Technology, regardless of whether such patents are dominant or subordinate to Rutgers Patent Rights; or

15.4.5              an obligation to furnish any know-how not provided in Rutgers Technology licensed hereunder.

15.4.6              a warranty or representation of the freedom to operate and the validity, scope and territorial extent of the Rutgers Patent Rights.

15.5                        By execution of this Agreement, Licensee represents and covenants that (i) Licensee has been given an opportunity to conduct sufficient due diligence with respect to all items and issues pertaining to this Agreement and (ii) Licensee has adequate knowledge and expertise, or has utilized knowledgeable consultants, to adequately conduct the due diligence. Licensee further represents and covenants that it is a duly organized,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

valid entity of the form indicated in the preamble to this Agreement, and is in good standing under the laws of its jurisdiction of organization as indicated in the preamble of this Agreement, and has all necessary corporate or other appropriate power and authority to execute and perform its obligations hereunder.

16.  INFRINGEMENT AND PATENT MARKING

16.1                        Rutgers and Licensee are responsible for notifying each other promptly of any infringement of Rutgers Patent Rights that may come to their attention. The Parties shall consult one another in a timely manner concerning any appropriate response thereto.

16.2                        Licensee shall have the right, but not the obligation to prosecute such infringement at its own expense, and, if it elects to prosecute, shall begin such prosecution within a reasonable time after aforesaid consultation between the Parties. Licensee shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on Rutgers without Rutgers written permission. Financial recoveries from any such litigation will first be applied to reimburse Licensee for its litigation expenditures with the balance being split [* * *] percent ([* * *]%) to Licensee and [* * *] percent ([* * *]%) to Rutgers.

16.3                        Licensee’s rights in Section 16.2 shall be subject to the continuing right of Rutgers to intervene at Rutgers own expense and join Licensee in any claim or suit for infringement of the Rutgers Patent Rights. Any consideration received by Licensee in settlement of any claim or suit shall be shared between Rutgers and Licensee in proportion with their share of the litigation expenses in such infringement action, but Rutgers shall in no event receive less than the percentage share it is entitled to under Section 16.2.

16.4                        If Licensee fails to prosecute such infringement, Rutgers shall have the right, but not the obligation, to prosecute such infringement at its own expense. In such event, financial recoveries from any such litigation will first be applied to reimburse Rutgers and Licensee for its litigation expenditures with the balance being split [* * *] percent ([* * *]%) to Rutgers and [* * *] percent ([* * *]%) to Licensee.

16.5                        Each Party agrees to cooperate with the other in litigation proceedings instituted hereunder but at the expense of the Party on account of whom suit is brought for out-of-pocket expenses.

16.6                        Licensee its Affiliates and its sublicensees shall comply with all U.S. and foreign laws with respect to patent marking of Licensed Products.

16.7                        If in a suit initiated by Licensee, Rutgers is involuntarily joined other than by Licensee, then Licensee will pay any costs incurred by Rutgers arising out of such suit, including any legal fees of counsel that Rutgers selects and retains to represent it in the suit.

16.8                        If Rutgers is subjected to third party discovery related to the Rutgers Patent Rights or Licensed Products licensed to Licensee hereunder arising out of actions by Licensee, Licensee will pay Rutgers’ documented out of pocket expenses with respect to same.

17.  INDEMNIFICATION AND INSURANCE

17.1                        To the maximum extent permitted by applicable law, none of Rutgers, its governors, trustees, officers, employees, students, agents and the Inventor(s) (each an “Indemnified Person”) shall have any liability or responsibility whatsoever to Licensee and any sublicensee or any other person or Entity for or on account of (and Licensee agrees and covenants, and agrees to cause each of its sublicensees to agree and covenant not to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

sue any Indemnified Person in connection with) any injury, loss, or damage of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon, Licensee, any of its sublicensees or any other person or Entity, whether direct, indirect, special, punitive, incidental, consequential or otherwise arising under any legal theory (and further excluding without limitation any existing or anticipated profits or opportunities for profits lost by Licensee or any sublicensee) arising out of or in connection with or resulting from (i) the production, use or sale of the Licensed Products by Licensee or sublicensees; (ii) the use of any Rutgers Patent Rights or Rutgers Technology by Licensee or any sublicensee; (iii) any advertising or other promotional activities with respect to either of the foregoing; or (iv) the production, use, or sale of any product, process or service, identified, characterized or otherwise developed by Licensee or any sublicensee with the aid or use of the Rutgers Patent Right or Rutgers Technology, unless such liability or responsibility is due to willful misconduct or gross negligence by an Indemnified Person. Licensee shall indemnify and hold each Indemnified Person harmless against all claims, demands, losses, damages or penalties (including, but not limited to, attorneys’ fees) made against any Indemnified Person with respect to items (i) through (iv) above, whether or not such claims are groundless or without merit or basis.

17.1                        From and after the earlier date of dosing of Licensed Product in a clinical trial or First Commercial Sale of a Licensed Product, Licensee shall maintain commercially issued policies of insurance, or a program of self-insurance if such program is approved in advance in writing by an authorized representative of Rutgers, which provide coverage and limits as required by statute or as necessary to prudently insure the activities and operations of Licensee, including, but not limited to, its ability to satisfy its obligations pursuant to Section 17.1 herein. The commercial general liability insurance policy, or liability self-insurance program, shall protect the interests of Rutgers and provide coverage limits of not less than [* * *] dollars ($[* * *]) combined single limits as respects premises, operations, contractual liability and, if applicable, liability arising out of products and/or completed operations. Licensee shall provide Rutgers with certificates of insurance for commercially insured policies. Licensee shall ensure that its sublicensees maintain the same insurance coverage as Licensee is required to maintain hereunder.

It is expressly agreed that the insurance or self-insurance are minimum requirements which shall not in any way limit the liability of Licensee and shall be primary coverage. Any insurance or self-insurance program maintained by Rutgers shall be excess and noncontributory.

17.2                        Rutgers shall promptly notify Licensee in writing of any claim or suit brought against Rutgers in respect of which Rutgers intends to invoke the provisions of Article 17. Licensee shall keep Rutgers informed on a current basis of its defense of any claims pursuant to Article 17.

18.  NOTICES

18.1                        Any notice or payment required to be given to either Party shall be deemed to have been properly given and to be effective (i) on the date of delivery if delivered in person, (ii) five (5) days after mailing if mailed by first-class certified mail, postage paid and deposited in the U.S. mail, to the respective addresses given below, or to such other address as it shall designate by written notice given to the other Party, (iii) on the date of delivery if delivered by express delivery service or (iv) or as otherwise agreed upon in writing by the Parties.

In the case of Licensee:                                                                Biohaven Pharmaceutical Holding Company, Ltd.

c/o Maples Corporate Services (BVI) Limited

P.O. Box 173

Kingston Chambers

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Road Town

Tortola, British Virgin Islands

Attn: Vladimir Coric, CEO

In the case of Rutgers:                                                                      Rutgers, The State University of New Jersey

Office of Research Commercialization

Attention: Executive Director

33 Knightsbridge Road - 2 East, Piscataway, NJ 08854

Email: as at the Rutgers website https://otc.rutgers.edu/about/staff-listing

Either Party may change its official address upon written notice to the other Party.

19.  ASSIGNABILITY

19.1                        This Agreement is binding upon and shall inure to the benefit of Rutgers, its successors and assigns, but shall be personal to Licensee and assignable by Licensee only with the written consent of Rutgers, except a sale of all of the assets of Licensee related to this Agreement shall not be deemed an assignment.

20.  LATE PAYMENTS

20.1                        In the event any amounts due Rutgers hereunder, including but not limited to Running Royalties payments and patent cost reimbursements, are not received when due, Licensee shall pay to Rutgers interest charges at a rate of [* * *] percent per annum, compounded monthly, or the highest rate permitted by law, if less than [* * *] percent. Such interest shall be calculated from the date payment was due until actually received by Rutgers.

21.  WAIVER

21.1                        A waiver by a Party of a breach or violation of any provision of this Agreement by the other Party shall not be deemed a waiver of any subsequent breach or default of that provision by the other Party.

22.  GOVERNING LAWS AND DISPUTE RESOLUTION

22.1                        THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of such patent or patent application.

22.2                        The Parties to this Agreement agree to work toward resolution of any disputes in a cooperative manner beginning on the earlier of (i) the date of notice of request by one Party to the other for such dispute resolution or (ii) the effective date of the notice of breach of the terms of the Agreement given by one Party to the other Party. In the event that a resolution to a dispute cannot be reached within forty days (40) after the initial notice of request, a mutually agreed upon third party will be asked to review the dispute and recommend a non-binding opinion. In the event the Parties cannot agree on such third party after at least ten (10) days of good faith negotiations, they shall have the right to seek appointment of a neutral and independent third party arbitrator by a nationally-recognized non-profit dispute resolution organization such as the International Institute for Conflict Prevention and Resolution or the American Arbitration Association, or by any court of competent jurisdiction in accordance with the court’s power to appoint arbitrators. Each Party shall pay one

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

half of any arbitrator or court fess. Neither Party shall be bound to accept any recommended non-binding opinion. In addition, neither Party shall be bound under the terms of this section for more than one hundred twenty (120) days after the earlier to occur of the effective date of the initial notice of request for dispute resolution or the effective date of notice of breach of the Agreement by one Party to the other Party, except as may be agreed to in writing by the Parties.

22.3                        The Parties hereby submit to the exclusive jurisdiction of and venue in the courts located in the State of New Jersey with respect to any and all disputes concerning the subject of this Agreement that are litigated.

23.  FOREIGN GOVERNMENT APPROVAL OR REGISTRATION

23.1                        If this Agreement, any associated transaction, or any Licensed Product is required by the law of any nation to be either approved or registered with any governmental agency, Licensee shall assume all legal obligations to do so and the costs in connection therewith.

24.  EXPORT CONTROL LAWS

24.1                        Licensee shall observe all applicable U.S. and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

25.  CONFIDENTIALITY

25.1                        Licensee (i) shall not use any Confidential Information except for the sole purpose of performing this Agreement, (ii) shall safeguard the same against disclosure to others with the same degree of care as it exercises with its own information of a similar nature, and (iii) shall not disclose or permit the disclosure of Confidential Information to others (except to its employees, agents or consultants who are bound to Licensee and Rutgers by a like obligation of confidentiality) without the express written permission of Rutgers, except that Licensee shall not be prevented from using or disclosing any Confidential Information:

•                  which Licensee can demonstrate by written records was previously known to it; or

•                  which is now, or becomes in the future, information generally available to the public in the form supplied, other than through acts or omissions of Licensee; or

•                  which is lawfully obtained by Licensee from sources independent of Rutgers who were entitled to provide such information to Licensee; or

•                  which is required by law to be disclosed; or

•                  which is Rutgers Technology and which is necessary or useful in order for Licensee to develop, make, use and sell Licensed Products as intended by the Parties, provided Licensee exercises best efforts to make any such disclosures under a confidentiality agreement to the extent feasible.

The obligations of Licensee under this Section 25 shall remain in effect during the term of this Agreement and for [* * *] years from the date of termination or expiration of this Agreement.

26.  MISCELLANEOUS

26.1                        The headings of the articles are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

26.2                        This Agreement will not be binding upon the Parties until it has been signed below on behalf of each Party by a duly authorized representative.

26.3                        No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed on behalf of each Party by a duly authorized representative.

26.4                        This Agreement embodies the entire understanding of the Parties and shall supersede all previous and contemporaneous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof.

26.5                        Licensee shall not enter into any agreements relating to this Agreement with the Inventors or other Rutgers employees or students in contravention of the legal rights or policies of Rutgers.

26.6                        In case any of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, (i) such invalidity, illegality or unenforceability shall not affect any other provisions hereof, (ii) the particular provision, to the extent permitted by law, shall be reasonably construed and equitably reformed to be valid and enforceable and if the provision at issue is a commercial term, it shall be equitably reformed so as to maintain the overall economic benefits of the Agreement as originally agreed upon by the Parties, and (iii) this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

26.7                        Rutgers shall have the right to terminate this Agreement forthwith by giving written notice of termination to Licensee at any time upon or after (i) the filing by Licensee of a petition of bankruptcy or insolvency, or (ii) any adjudication that Licensee is bankrupt or insolvent, or (iii) the filing by Licensee of any petition or answer seeking judicial reorganization, readjustment or arrangement of the business of Licensee under any law relating to bankruptcy or insolvency, or (iv) the appointment of a receiver for all or substantially all of the property of Licensee, or (v) the making of any assignment or attempted assignment for the benefit of creditors, or (vi) the institution of any proceeding or passage of any resolution for the liquidation or winding up of Licensee’s business or for termination of its corporate life.

26.8                        Neither Licensee nor its Affiliates or sublicensees shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the Parties, except as required by law, without the prior written approval of Rutgers, which approval shall not be unreasonably withheld.

26.9                        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic and facsimile versions of this Agreement, including the signatures thereon, are acceptable for execution and record purposes and shall bind the Parties.

26.10                 Nothing herein shall be deemed to constitute one Party as the agent or representative of the other Party or both Parties as joint ventures or partners. Each Party is an independent contractor.

27.  INFRINGEMENT UNDER DRUG PRICE COMPETITION ACT

27.1                        In the event either Party receives notice pertaining to any patent included within Rutgers Patent Rights pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (Public Law 98-417, hereinafter, “the Act”), as amended, including but not necessarily limited to notices pursuant to Sections 101

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and 103 of the Act from persons who have filed an Abbreviated New Drug Application (“ANDA”) or a “paper” New Drug Application (“paper NDA”), or in the case of an infringement of Rutgers Patent Rights as defined in Section 271(e) of Title 35 of the United States Code, such Party shall notify the other Party promptly but in no event later than ten (10) days after receipt of such notice.

27.2                        If Licensee wishes action to be taken against such infringement, as provided in the Act, Licensee shall request such action by written notice to Rutgers. Within thirty (30) days of receiving said request, Rutgers will give written notice to Licensee of its election to commence suit on its own account or refuse to commence such suit. Licensee may thereafter bring suit for patent infringement as provided by the Act if and only if Rutgers refuses to commence suit and if the infringement occurred during the period that Licensee had exclusive rights in the United States under this Agreement. However, in the event Licensee elects to bring suit in accordance with this paragraph, Rutgers may thereafter join such suit at its own expense.

27.3                        The relevant provisions of Article 16 shall likewise apply to any legal action brought under this Article 27.

27.4                        Rutgers hereby authorizes Licensee to include in any NDA for a Licensed Product a list of patents included within Rutgers Patent Rights identifying Rutgers as patent owner.

IN WITNESS WHEREOF, both Rutgers and Licensee have executed this Agreement by their duly authorized representative effective as of the date written above.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Biohaven Pharmaceutical		Rutgers, The e University of New Jersey
Holding Company Ltd.

By:	/s/ Vladimir Coric	By:	/s/ S. David Kimball
(Signature)
Name	Vladimir Coric	Name:	S. David Kimball, Ph.D.

Title	Chief Executive Officer	Associate Vice President,
Office of Research Commercialization

Date	September 7, 2016	Date	September 1, 2016

Signature page for:	Exclusive License Agreement

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

1.                                      Rutgers Patent Rights

[* * *]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

Progress Report Template

General Progress Report

1.              Summary of work completed, including key scientific results, market analysis

2.              Summary of work in progress, including product development and testing and progress in obtaining government approvals

3.              Current schedule of anticipated key events or milestones.

4.              Market plans for introduction of Licensed Products in the Territory

5.              Summary of resources (dollar value) spent in the reporting period for research, development, and marketing of Licensed Products

6.              Activities in obtaining sublicensees and activities of sublicensees where applicable

7.              Financial statements as of the end of the previous calendar quarter

8.              Any other information that may be useful to Rutgers and our relationship

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit C

Client and Billing Agreement

Rutgers, the State University of New Jersey, a specially chartered New Jersey Educational Institution, with offices at 33 Knightsbridge Road - 2 East, Piscataway, NJ 08854 (“RUTGERS”) and Biohaven Pharmaceutical Holding Co. Ltd, a corporation having a principal place of business at an address of c/o Maples Corporate Services (BVI) Limited, P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands, ( “COMPANY”), have agreed to use the law firm of Fox Rothschild, with offices at 997 Lenox Drive Bldg 3, Lawrenceville, NJ 08648 (“FIRM”) to prepare, file and prosecute the patent applications listed in Exhibit A attached hereto and to maintain the Rutgers Patent Rights that issue thereon (“Rutgers Patent Rights”).

WHEREAS, COMPANY is the licensee of RUTGERS’ interest in the Rutgers Patent Rights; and

WHEREAS, RUTGERS and COMPANY desire to have the FIRM perform the legal services related to obtaining and maintaining the Rutgers Patent Rights in accordance with this Agreement; and

WHEREAS, FIRM desires to perform the legal services related to obtaining and maintaining the Rutgers Patent Rights; and

NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, the parties hereto agree as follows:

1.                                      RUTGERS shall, at all times hereunder, remain the client of record of the FIRM. FIRM shall interact directly with COMPANY on all patent prosecution matters related to the Rutgers Patent Rights and will copy RUTGERS on all correspondence. COMPANY or the FIRM shall supply Rutgers with a copy of all patent filings and provide Rutgers with a reasonable opportunity to comment and advise on all communications received from and all submissions to any government patent office with respect to any patent application or patent within the Rutgers Patent Rights and give all due consideration to such comments and advice received from Rutgers. RUTGERS will be notified by the FIRM prior to the FIRM taking any substantive actions with regard to the Rutgers Patent Rights and RUTGERS will have final approval on proceeding with such actions including the right to countermand. RUTGERS shall have [* * *] from the date of receipt of notice from the FIRM to provide or decline its approval of such actions or to provide comments thereon. If RUTGERS does not respond to the FIRM within such [* * *] period, the FIRM may proceed based on comments from the COMPANY. In addition, as prosecution proceeds, FIRM will promptly notify RUTGERS if there is any change in inventorship from the originally filed application. COMPANY shall follow the termination provisions of the license agreement between COMPANY and RUTGERS prior to allowing the abandonment or lapse of any of the Rutgers Patent Rights.

2.                                      RUTGERS understands and acknowledges that this agreement allows FIRM to disclose to COMPANY information otherwise protected by the attorney-client and/or work product privileges, which privileges shall be maintained and protected under the “common interest” doctrine. RUTGERS agrees that FIRM may make such disclosures to COMPANY in discharge of its obligations herein.

3.                                      In addition, COMPANY agrees that to the extent it decides to terminate or withdraw from this agreement as to any patent within Rutgers Patent Rights, FIRM may continue to represent RUTGERS in the efforts to secure and maintain the Rutgers Patent Rights, including taking positions that may be adverse to COMPANY, without bringing affirmative claims against COMPANY.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.                                      COMPANY is responsible for the payment of all charges and fees incurred by FIRM related to the prosecution and maintenance of the Rutgers Patent Rights, including but not limited to, patent maintenance fees. FIRM will invoice COMPANY and COMPANY shall pay FIRM directly for all charges. RUTGERS will be copied on all invoices and payments. COMPANY will be responsible for paying all invoices from the FIRM within [* * *] days of receipt. Failure to pay the FIRM within [* * *] days shall result in the COMPANY being Delinquent on such payments. FIRM must inform RUTGERS within [* * *] days if the licensee is Delinquent on payment. Otherwise, RUTGERS will not be responsible for payment of Delinquent charges and fees for which timely notice was not received.

5.                                      This agreement represents the complete understanding of each of the undersigned parties as to the client and billing arrangements defined herein. All additions or deletions of individual Rutgers Patent Rights or applications filed in the U.S. or foreign counterparts thereof are considered to be within the terms of this client and billing agreement.

6.                                      Notices and copies of all correspondence should be sent either by e-mail or in writing to the following:

To COMPANY:

Biohaven Pharmaceutical Holding Company, Ltd.

c/o Maples Corporate Services (BVI) Limited

P.O. Box 173

Kingston Chambers Road Town

Tortola, British Virgin Islands

e-mail address: [* * *]

To RUTGERS:

Rutgers, the State University of New Jersey

Office of the Vice President for Research and Economic Development

33 Knightsbridge Road - 2 East, Piscataway, NJ 08854

e-mail address: http://orc,rutgers.edu/about/staff-listing

To FIRM:

Attorney Name: Peter Butch

Law Firm Address: 997 Lenox Dr, Bldg 3, Lawrenceville NJ 08648

e-mail address: Butch, Peter J. (PButch@foxrothschild.com)

7.                                      The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility of authenticity of this document in a court of law based solely on the absence of an original signature.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ACCEPTED AND AGREED TO:

RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY

By:

Name:	S. David Kimball, Ph.D.

Title:	Assoc. VP, Office of Research Commercialization

Date:

COMPANY

Name:	Biohaven Pharmaceutical Holding Co. Ltd

By:

Name:	Vlad Coric; M.D.

Title:	CEO

Date:

LAW FIRM:

Name:	For Rothschild

By:

Name:	Peter Butch, J.D.

Title:

Date:

Signature page for Client & Billing Exhibit B for Exec. Licenses

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.